UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 26, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 26, 2005, IBM announced that the IBM Board of Directors has declared a regular quarterly dividend.  IBM also announced that it intends to repatriate approximately $9 billion in foreign earnings under the American Jobs Creation Act of 2004.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 26, 2005

	By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

IBM BOARD APPROVES REGULAR QUARTERLY DIVIDEND;

COMPANY PLANS TO REPATRIATE $9 BILLION IN FOREIGN EARNINGS

ARMONK, N.Y., July 26, 2005 ... The IBM board of directors today declared a regular quarterly cash dividend of $0.20 per common share, payable September 10, 2005 to stockholders of record August 10, 2005. With the payment of the September 10 dividend, IBM will have paid 359 consecutive quarterly dividends, starting in 1916.

The board also approved a plan to repatriate foreign earnings in accordance with the temporary repatriation incentive of the American Jobs Creation Act of 2004. The company said it intends to repatriate approximately $9 billion under the plan  and will record a tax charge and related tax liability of approximately $450 million in the third quarter of 2005 in connection with this repatriation.